UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2015

TECO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Florida	1-8180	59-2052286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification No.)

702 N. Franklin Street,

Tampa, Florida 33602

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (813) 228-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2015, TECO Finance, Inc. (“TECO Finance”) completed its previously reported offering of $250 million aggregate principal amount of Floating Rate Notes due 2018 (the “Notes”), which Notes are guaranteed by TECO Energy, Inc. (“TECO Energy”). The Notes were sold at par. The offering resulted in net proceeds to TECO Finance (after deducting underwriting discounts and commissions and estimated offering expenses) of approximately $248.6 million. In connection with completing the issuance and sale of the Notes, TECO Finance, as issuer, and TECO Energy, as guarantor, entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) with the Bank of New York Mellon Trust Company, N.A., as trustee and calculation agent (the “Trustee”), supplementing the Indenture dated December 21, 2007 (the “Base Indenture” and together with the Fourth Supplemental Indenture, the “Indenture”).

The Notes mature on April 10, 2018, and will bear interest at a floating rate that is reset quarterly based on the three-month LIBOR plus 60 basis points, which is payable quarterly on January 10, April 10, July 10 and October 10 of each year, beginning July 10, 2015. Interest on the notes will be computed on the basis of the actual number of days elapsed over a 360-day year. The Notes will not be subject to redemption prior to maturity.

The Indenture provides that each of the following is an event of default (“Event of Default”): (i) failure to pay any interest on the Notes when due, and such failure has continued for 30 days; (ii) failure to pay the principal of or premium, if any, on the Notes when due; (iii) failure to perform any other covenant in the Indenture (other than a covenant in the Indenture solely for the benefit of a series of debt securities other than the Notes), and such failure has continued for 90 days after TECO Finance, TECO Energy and the trustee receive written notice as provided in the Indenture; (iv) the guarantee of TECO Energy ceases to be in effect or TECO Energy denies its obligations under the guarantee; or (iv) certain events of bankruptcy or insolvency as described in the Indenture.

If any Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal amount of all the Notes to be immediately due and payable. Under some circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind and annul that declaration and its consequences.

The Notes are unsecured and rank on a parity with TECO Finance’s other unsecured and unsubordinated indebtedness. TECO Energy’s guarantees are unsecured and rank on a parity with TECO Energy’s other unsecured and unsubordinated indebtedness.

The preceding description of the Indenture and the Notes is qualified in its entirety by the Base Indenture as filed with the Securities and Exchange Commission on December 21, 2007, as Exhibit 4.1 to TECO Energy’s Form 8-K dated December 21, 2007, and the Fourth Supplemental Indenture and the Notes filed herewith as Exhibits 4.22 and 4.23, respectively, and incorporated herein by reference.

An affiliate of the Trustee is a lender in the credit facility of TECO Finance and TECO Energy.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

In order to furnish certain exhibits for incorporation by reference into the Registration Statement on Form S-3 of TECO Energy, previously filed with Securities and Exchange Commission (File No. 333-202565), TECO Energy is filing the Indenture as Exhibit 4.22 to such Registration Statement and the Floating Rate Notes due 2018 as Exhibit 4.23 to such Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.22	Fourth Supplemental Indenture dated as of April 10, 2015, among TECO Finance, Inc., as issuer, TECO Energy, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and calculation agent, supplementing the Indenture dated as of December 21, 2007. Filed herewith.

4.23	Floating Rate Notes due 2018. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 13, 2015		TECO ENERGY, INC.
(Registrant)

	By:	/s/ Sandra W. Callahan
Sandra W. Callahan
Senior Vice President-Finance and Accounting and Chief Financial Officer (Chief Accounting Officer)

Exhibit Index

4.22	Fourth Supplemental Indenture dated as of April 10, 2015, among TECO Finance, Inc., as issuer, TECO Energy, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee and calculation agent, supplementing the Indenture dated as of December 21, 2007. Filed herewith.

4.23	Floating Rate Notes due 2018. Filed herewith.